Exhibit 99.1
MEDIA RELEASE

Fisher Communications, Inc. Reports Third Quarter 2011 Financial Results

Television Core Advertising Revenue Increased 9%

SEATTLE, WA – (MARKETWIRE) – November 7, 2011 – Fisher Communications, Inc. (NASDAQ: FSCI) today reported its financial results for the third quarter ended September 30, 2011. Fisher’s third quarter net television revenue, excluding political revenue, increased 8% over the same period last year. Fisher’s total consolidated revenue for the quarter, which includes Fisher Plaza, was $39.7 million, down 5% from the third quarter of 2010. Increases in TV core advertising and internet revenue helped offset some of the expected decrease in political revenue. During the quarter, internet revenue increased 52% to $1.4 million and TV core advertising revenue increased 9%.

The Company reported net income of $1.4 million in the quarter, compared to $3.3 million in the third quarter of 2010. The 2010 results included a pre-tax gain on the exchange of broadcast equipment of $0.3 million and a $2.9 million gain from net insurance reimbursements relating to the 2009 Fisher Plaza fire insurance claim. Earnings per share were $0.16 in the third quarter of 2011, compared to $0.38 for the third quarter of 2010.

Direct operating costs and selling, general and administrative expenses for the quarter decreased $0.8 million, or 3%, from the third quarter of 2010. Program amortization costs decreased $0.5 million, or 17%. The expense reductions are a reflection of the continuing successful implementation of the Company’s strategic plan.

The decrease in operating costs included $1.5 million of savings related to the non-renewal of the KING-FM Joint Sales Agreement, a reduction in total variable compensation and a credit resulting from the Company’s revised employee vacation policy that was announced in 2010 and became effective January 1, 2011. Some of these savings were offset by additional costs of $0.7 million related to the Plaza strategic review, investments in the internet division and the resumption of the Company’s matching contributions to the 401(k) plan for employees.

EBITDA decreased $1.0 million, or 13%, to $6.8 million in the third quarter of 2011.

Fisher President and Chief Executive Officer Colleen B. Brown commented, “Our solid third quarter performance demonstrates the continued strength of our market-leading broadcast properties and the growing popularity of our digital platform. Through the successful execution of our strategic plan, we have transformed Fisher into a leader in local media by improving audience and revenue share, embracing new ways to distribute our content, and leveraging our unique multiplatform approach. Our demonstrated ability to anticipate the changing nature of advertisers’ spending while developing innovative platforms and channels to meet their needs, positions us well to deliver long-term value to our communities and our shareholders.”

Financial Highlights for the Third Quarter of 2011

(All comparisons are made to the third quarter of 2010 unless otherwise noted.)

Television:

•	TV core advertising revenue (excluding political) increased 9% to $22.8 million.

•	Net TV revenue increased 8% to $29.6 million (excluding political).

•	Retransmission consent revenue increased 4% to $3.4 million.

•	Professional Services advertising revenue increased 26%, retail increased 16% and automotive increased 3%.

•	TV cash flow decreased $802,000 to $6.8 million; TV cash flow margin was 22%, down from 24% in the same period last year.

•	Internet revenue grew 52% to $1.4 million. Internet revenue (including internet convergence revenue, which is reported in TV core net advertising revenue) was 7% of TV net revenue.

Radio:

•	Radio net revenue decreased 14% to $5.3 million.

•	Radio cash flow decreased $494,000 to $1.5 million and cash flow margin was 28%, down from 32%.

•	Radio results in 2011 do not include the KING-FM Joint Sales Agreement, which was not renewed during the second quarter.

Plaza:

•	Fisher Plaza revenue grew $187,000, or 5%.

•	Fisher Plaza EBITDA increased 7% to $2.3 million.

Balance Sheet:

•	Cash and short-term investments were $27.3 million at September 30, 2011, compared to $52.9 million at the end of 2010. The decrease reflected $10.3 million of cash generated from operations during the nine months ended September 30, 2011, offset by the Company’s repurchase and redemption of $34.6 million in principal amount of its senior notes, $4.2 million of proceeds from the sale of non-essential real estate and $5.1 million in capital expenditures.

•	Total debt outstanding decreased from $101.4 million at the end of 2010 to $66.8 million at September 30, 2011. As a result of improved operating results and the Company’s debt reduction strategy, Fisher’s debt-to-operating cash flow ratio decreased from 1.9x at the end of the second quarter to 1.7x at the end of the third quarter.

Key Operating and Strategic Highlights

•	Fisher television stations ranked either #1 or #2 in the key Adult 25-54 demographic in early evening local news in five out of its six markets during the July 2011 ratings period. Additionally, Fisher television stations ranked #1 or #2 among adults 25-54 in total day share in five out of its six markets.

•	In its audited television markets, Fisher’s consolidated TV revenue was better than the consolidated market revenue decline by 210 basis points; excluding political, Fisher’s TV revenue was 1060 basis points better than market growth. Fisher’s share of consolidated TV market revenues improved 50 basis points from the third quarter of 2010.

•	Fisher Radio in Seattle had two of the Top 10 stations in the market during Morning Drive for Adults age 25-54 in average share and two of the Top 5 when ranked by cumulative audience in September 2011.

•	Fisher Plaza occupancy was 96%, which is unchanged from year-end.

Third Quarter Conference Call

Fisher will host a conference call today at 1:00 p.m. (PST). Senior management will discuss the financial results and host a question and answer session. The dial-in number for the audio conference call is 1-866-783-2138; confirmation code 58746817. A live audio webcast of the call will be accessible to the public on Fisher’s Web site, www.fsci.com. A recording of the webcast will subsequently be archived on the Web site and available for replay for one week following the call. An audio replay of the call can be accessed for one week by dialing 1-888-286-8010 and entering confirmation code 29961898.

Definitions and Disclosures Regarding Non-GAAP Financial Information

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes this should be the primary basis for evaluating its performance.

The preceding discussion of our results includes a discussion of non-GAAP financial measures such as Television cash flow, Radio cash flow, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Plaza EBITDA. These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.

The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; and by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

Television and radio cash flow are calculated as income (loss) from operations plus amortization of program rights, depreciation and amortization, non-cash charges, Internet and corporate expenses minus gain on asset exchange, net, payments for broadcast rights, amortization of non-cash benefit resulting from a change in national advertising representation firm and non-convergence Internet revenue.

Plaza EBITDA is calculated as Plaza income (loss) from operations plus depreciation, Plaza fire expenses (reimbursements), net, minus Plaza operating expenses allocated to the TV and Radio segments.

EBITDA is calculated as income from operations plus amortization of program rights; depreciation and amortization; stock-based compensation; Plaza fire expenses (reimbursements), net; gain on exchange of assets, net; and non-cash charges minus payments for broadcast rights and amortization of non-cash benefit resulting from a change in national advertising representation firm.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this press release, please see the supplemental tables at the end of this release.

About Fisher Communications, Inc.

Fisher Communications (FSCI) is an innovative local media company with television, radio, internet and mobile operations throughout the western United States. Fisher operates 18 television stations, which include network affiliations with ABC, CBS, FOX, Univision and CW that reach 3.5% of U.S. television households, and three radio stations targeting a full range of audience demographics. Fisher Interactive produces more than 120 local and hyper-local websites and delivers comprehensive multiplatform advertising solutions to local businesses. The Company is headquartered at Fisher Plaza, a 300,000 square foot media, telecommunications and data center facility in Seattle, WA. More information about Fisher Communications, Inc. is available at www.fsci.com.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “intends,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2010, which we have filed with the Securities and Exchange Commission.

Contacts:
Sard Verbinnen & Co
Paul Kranhold or Ron Low
(415) 618-8750
Robin Weinberg
(212) 687-8080

###

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended			Nine months ended
	September 30,		%	September 30,		%
(in thousands, except per-share amounts)	2011	2010	change	2011	2010	change
Revenue	$39,700	$41,831	(5%)	$117,602	$117,227	0%

Operating expenses
Direct operating costs	17,704	17,441	2%	52,595	51,834	1%
Selling, general and administrative expenses	12,642	13,720	(8%)	40,809	41,340	(1%)
Amortization of broadcast rights	2,449	2,953	(17%)	8,324	8,886	(6%)
Depreciation and amortization	2,697	3,525	(23%)	8,027	10,843	(26%)
Gain on sale of real estate, net	-	—	n/a	(4,089)	—	n/a
Plaza fire reimbursements, net	(40)	(2,919)	99%	(223)	(3,319)	93%
Gain on asset exchange, net	-	(275)	100%	—	(2,057)	100%

Total operating expenses	35,452	34,445	3%	105,443	107,527	(2%)

Income from operations	4,248	7,386	(42%)	12,159	9,700	25%
Loss on extinguishment of senior notes, net	(298)	—		(1,356)	(72)
Other income, net	34	31		214	194
Interest expense	(1,572)	(2,368)		(5,697)	(7,630)
Income from continuing operations before income taxes	2,412	5,049		5,320	2,192
Provision for income taxes	893	1,785		1,978	802

Income from continuing operations	1,519	3,264		3,342	1,390

Income (loss) from discontinued operations, net of income taxes	(75)	56		(9)	79

Net income	$1,444	$3,320		$3,333	1,469

Income (loss) per share:

From continuing operations	$0.17	$0.37		$0.38	$0.16

From discontinued operations	(0.01)	0.01		—	0.01

Net income per share	$0.16	$0.38		$0.38	$0.17

Income (loss) per share assuming dilution:

From continuing operations	$0.17	$0.37		$0.38	$0.16

From discontinued operations	(0.01)	0.01		(0.01)	0.01

Net income per share	$0.16	$0.38		$0.37	$0.17

Weighted average shares outstanding	8,836	8,801		8,827	8,797
Weighted average shares outstanding assuming dilution	8,900	8,845		8,898	8,837

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
(in thousands)	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$27,286	$52,945
Receivables, net	28,992	30,755
Income taxes receivable	92	1,353
Deferred income taxes, net	1,649	1,649
Prepaid expenses and other	2,072	2,863
Cash surrender value of annuity contracts	-	2,397
Television broadcast rights	9,325	7,855
Assets held for sale	23	52

Total current assets	69,439	99,869
Cash surrender value of life insurance and annuity contracts	17,077	16,499
Goodwill, net	13,293	13,293
Intangible assets, net	40,366	40,543
Other assets	6,439	7,376
Assets held for sale	611	485
Property, plant and equipment, net	140,119	142,827

Total Assets	$287,344	$320,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,686	$4,017
Accrued payroll and related benefits	5,035	7,896
Interest payable	240	2,552
Television broadcast rights payable	8,970	7,849
Income taxes payable	1,250	—
Current portion of accrued retirement benefits	1,117	1,117
Other current liabilities	7,239	4,388
Liabilities of business held for sale	28	27

Total current liabilities	26,565	27,846
Long-term debt	66,834	101,440
Accrued retirement benefits	18,956	18,982
Deferred income taxes, net	448	417
Other liabilities	4,953	6,981

Total liabilities	117,756	155,666

Total Stockholders’ Equity	169,588	165,226

Total Liabilities and Stockholders’ Equity	$287,344	$320,892

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flow
(Unaudited)

	Nine months ended September 30,
(in thousands)	2011	2010
Operating activities
Net income	$3,333	$1,469
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	8,027	10,843
Deferred income taxes	31	(135)
Amortization of deferred financing fees	235	312
Loss in operations of equity investees	188	41
Loss on disposal of property, plant and equipment	75	215
Gain on sale of radio station	(48)	—
Gain on sale of real estate, net	(4,089)	—
Amortization of broadcast rights	8,324	8,886
Payments for broadcast rights	(8,688)	(9,103)
Gain on exchange of assets, net	—	(2,057)
Loss on extinguishment of senior notes, net	416	72
Amortization of non-cash contract termination fee	(1,096)	(1,096)
Stock-based compensation	1,174	958
Change in operating assets and liabilities, net
Receivables	1,791	(1,419)
Prepaid expenses and other	791	256
Cash surrender value of life insurance and annuity contracts	1,819	(692)
Other assets	203	(46)
Trade accounts payable, accrued payroll and related
benefits and other current liabilities	(1,593)	6,161
Interest payable	(2,312)	(2,782)
Income taxes receivable and payable	2,514	10,993
Accrued retirement benefits	31	45
Other liabilities	(783)	(507)

Net cash provided by operating activities	10,343	22,414
Investing activities
Proceeds from sale of radio station	48	—
Contribution to equity investee	(88)	(23)
Net cash in consolidation of equity investee	—	75
Purchase of radio stations	(113)	—
Purchase of property, plant and equipment	(5,070)	(8,854)
Proceeds from sale of real estate	4,164	—

Net cash used in investing activities	(1,059)	(8,802)

Financing activities
Repurchase of senior notes	(34,606)	(17,160)
Shares settled on vesting of stock rights	(278)	(104)
Payments on capital lease obligations	(134)	(124)
Proceeds from exercise of stock options	75	—

Net cash used in financing activities	(34,943)	(17,388)

Net decrease in cash and cash equivalents	(25,659)	(3,776)
Cash and cash equivalents, beginning of period	52,945	43,982

Cash and cash equivalents, end of period	$27,286	$40,206

Fisher Communications, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliations
(Unaudited, in thousands)

The following table provides a reconciliation of income from continuing operations (GAAP) to EBITDA (non-GAAP) in each of the periods presented:

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Income from continuing operations	$4,248	$7,386	$12,159	$9,700
Add:

Amortization of broadcast rights	2,449	2,953	8,324	8,886
Depreciation and amortization	2,697	3,525	8,027	10,843
Stock-based compensation	441	355	1,174	958
Loss on disposal of property, plant and equipment	23	7	75	215
Subtract:

Gain on exchange of assets, net	—	275	—	2,057
Gain on sale of real estate	—	—	4,089	—
Plaza fire reimbursements, net	40	2,919	223	3,319
Payments for broadcast rights	2,631	2,864	8,688	9,103
Amortization of non-cash benefit resulting from change in	365	365	1,096	1,096
national advertising representation firm
EBITDA (Non-GAAP)	$6,822	$7,803	$15,663	$15,027

EBITDA as a percentage of Revenue	17.2%	18.7%	13.3%	12.8%

The following table provides a reconciliation of television income from continuing operations (GAAP) to television broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Television segment income from continuing operations	$4,417	$4,521	$11,261	$9,479
Add:

Amortization of broadcast rights	2,449	2,953	8,324	8,886
Depreciation and amortization	1,572	2,246	4,659	6,978
Corporate and internet expenses	2,729	2,288	7,746	6,378
Loss on disposal of property, plant and equipment	23	8	75	90
Subtract:

Gain on exchange of assets, net	—	275	—	2,057
Payments for broadcast rights	2,631	2,864	8,688	9,103
Amortization of non-cash benefit resulting from change in national advertising representation firm
	365	365	1,096	1,096
Non-convergence internet revenue	1,408	924	3,958	2,373

Television Broadcast Cash Flow (Non-GAAP)	$6,786	$7,588	$18,323	$17,182

Television Broadcast Cash Flow as a percentage of Television Segment Revenue	22.2%	23.7%	20.2%	19.2%

Television Segment Revenue	$30,522	$31,986	$90,557	$89,634

The following table provides a reconciliation of radio income from continuing operations (GAAP) to radio broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Radio segment income from continuing operations	$1,155	$1,599	$2,423	$2,241
Add:

Depreciation and amortization	122	200	367	545
Corporate expenses and other	200	172	599	522

Radio Broadcast Cash Flow (Non-GAAP)	$1,477	$1,971	$3,389	$3,308

Radio Broadcast Cash Flow as a percentage of Radio Segment Revenue	27.6%	31.9%	21.3%	19.4%

Radio Segment Revenue	$5,344	$6,179	$15,876	$17,057

The following table provides a reconciliation of Plaza income from continuing operations (GAAP) to Plaza EBITDA (non-GAAP) in each of the periods presented:

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010
Plaza segment income from continuing operations	$2,131	$4,583	$6,471	$8,055
Add:

Depreciation	763	779	2,293	2,432
Loss on disposal of property,	—	—	—	125
plant and
equipment
Subtract:

Plaza fire reimbursements, net	40	2,919	223	3,319
Operating expense allocated to TV and Radio segments	569	299	1,604	1,035

Plaza EBITDA (Non-GAAP)	$2,285	$2,144	$6,937	$6,258

Plaza EBITDA as a percentage of Plaza Segment Revenue	59.3%	58.5%	61.1%	58.7%

Plaza Segment Revenue	$3,853	$3,666	$11,361	$10,659

The following table provides television net revenue comparisons in each of the periods presented:

	Three months ended September 30,		%	Nine months ended September 30,		%
	2011	2010	Change	2011	2010	Change
Core advertising (local and national)	$22,775	$20,954	9%	$69,578	$65,220	7%
Political	947	4,651	(80%)	1,301	6,901	(81%)
Internet	1,408	924	52%	3,958	2,373	67%
Retransmission	3,420	3,295	4%	10,037	9,235	9%
Trade, barter and other	1,972	2,162	(9%)	5,683	5,905	(4%)

TV segment net revenue	$30,522	$31,986	(5%)	$90,557	$89,634	1%

Net television revenue, excluding political	$29,575	$27,335	8%	$89,256	$82,733	8%

The following table provides radio net revenue comparisons in each of the periods presented:

	Three months ended September 30,		%	Nine months ended September 30,		%
	2011	2010	Change	2011	2010	Change
Core adverting (local and national)	$5,059	$5,635	(10%)	$14,951	$15,853	(6%)
Political	22	272	(92%)	149	377	(60%)
Trade, barter and other	263	272	(3%)	776	827	(6%)

Radio segment net revenue	$5,344	$6,179	(14%)	$15,876	$17,057	(7%)

Net radio revenue, excluding political	$5,322	$5,907	(10%)	$15,727	$16,680	(6%)